Exhibit 99.1

Boost Run (“BRUN”) Begins Trading on Nasdaq with $940 Million of Contracted Customer Revenue

NORTHBROOK, Ill, May 11, 2026 — Boost Run, Inc. (Nasdaq: BRUN), an NVIDIA Preferred Cloud Partner operating in adherence with NVIDIA Reference Architecture standards, today provided an operational and financial update reflecting continued commercial momentum, expanding deployment capacity and disciplined execution.

“Contracted demand and deployment continue moving in lockstep,” said Andrew Karos, Founder and CEO of Boost Run. “With the majority of our contracted revenue already in production and the remainder tied to scheduled deployments through fiscal 2026, we have clear visibility into recurring revenue as capacity comes online.”

Operational and Financial Highlights

Contracted Revenue

Boost Run enters its Nasdaq listing with $940M in long-term contracted revenue across its customer portfolio, with average contract terms of approximately three years. Of this contracted revenue, the majority is currently in production, with the remainder scheduled for execution in FY2026.

Free Cash Flow.

Boost Run enters its Nasdaq listing with a continued track record of free cash flow generation and expects to maintain FCF positive operations through its ongoing deployments and expansion.

FY2026 Revenue Outlook.

Boost Run expects to exit FY2026 with at least $375M in annualized recurring revenue based on current contracts, reflecting the Company’s continued growth and diversification across both customers and sectors.

Infrastructure Expansion. Boost Run operates six U.S. data center locations today, with five additional locations in progress, expanding the Company’s total accessible infrastructure capacity to over 125MW.

About Boost Run, Inc.

Boost Run is an NVIDIA Preferred Cloud Provider that has also achieved NVIDIA Exemplar Cloud status on the NVIDIA Blackwell architecture. The Boost Run platform provides GPU compute, CPU nodes, managed Kubernetes orchestration, and shared storage through an intuitive management console and a robust API layer, enabling organizations to provision and scale resources across thousands of nodes in minutes. Enterprises rely on Boost Run to power their most demanding AI workloads with the performance, security, and reliability their operations require. Boost Run maintains SOC 2 Type II, HIPAA, ISO 27001, and ISO 27701 certifications at the operator level, and partners with data center facilities that uphold equivalent security and compliance standards.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Boost Run’s contracted revenue, free cash flow expectations, anticipated annualized recurring revenue, infrastructure expansion plans, and business outlook. These forward-looking statements are based on current expectations and assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (i) the Company’s ability to execute on contracted revenue; (ii) changes in customer demand or contract cancellations; (iii) supply chain disruptions, including GPU availability; (iv) the Company’s reliance on relationships with NVIDIA and other key partners; (v) general economic and market conditions, including interest rates and inflation; (vi) regulatory changes affecting the data center or AI industries; (vii) competition in the cloud infrastructure market; (viii) execution risks related to facility expansion and deployment; and (ix) other risks detailed in the Company’s filings with the Securities and Exchange Commission. Boost Run undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes references to certain non-GAAP financial measures, including “free cash flow” and “annualized recurring revenue” (ARR). Boost Run defines free cash flow as net cash provided by operating activities less capital expenditures. Annualized recurring revenue represents the annualized value of active customer contracts at a given point in time. These non-GAAP measures are provided as supplemental information and should not be considered in isolation or as a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). Investors are encouraged to review the Company’s SEC filings for additional information.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities of Boost Run, Inc., nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor and Media Relations

investors@boostrun.com

www.boostrun.com